Exhibit 99.1


FOR IMMEDIATE RELEASE
Contact:
Domenic Micale
Vice President of Finance and Admin
UroMed Corporation
Tel: (781) 762-2080 x247
dmicale@uromed.com


  UROMED CORPORATION ANNOUNCES ITS COMMON STOCK LISTING ON THE OVER-THE-COUNTER
        BULLETIN BOARD AND ITS DELISTING FROM THE NASDAQ SMALLCAP MARKET


                          NORWOOD, MA December 4, 2000

     UroMed Corporation today announced that it has been notified by the Nasdaq Stock Market, Inc. that its common stock will be delisted from the Nasdaq SmallCap Market and will be available for trading on the Over-The-Counter Bulletin Board ("OTCBB"), effective with the opening of business on December 6, 2000. The ticker symbol for UroMed's common stock will remain URMD.
     As previously noted in our third quarter of 2000 earnings press release on November 8, 2000, the delisting was the result of UroMed's inability to meet the Nasdaq SmallCap Market's continued listing requirements. UroMed's common stock will be traded on the OTCBB beginning with the opening of business on December 6, 2000. The OTCBB is a regulated quotation service that offers real-time quotes, last-sale prices and volume information on over-the-counter equity securities.
     UroMed is dedicated to establishing itself as a leader in providing interventional urological products, with primary emphasis on the treatment of prostate cancer. The Company seeks to market a portfolio of products including its two main proprietary products for the treatment of prostate cancer: the CaverMap Surgical Aid, available to aid physicians in preserving vital nerves during prostate cancer surgery, and the Symmetra I-125 radioactive seeds, used in brachytherapy procedures to treat localized prostate cancer. The Company also markets brachytherapy introducer needles. UroMed, through its approximate one-third ownership of Assurance Medical Inc., has supported the development of electronic palpation technology in order to aid physicians and patients in the important mission of finding suspicious breast lumps earlier. UroMed also continues to dedicate resources to the development and/or acquisition of product lines that fit into its strategic platform.


RISK FACTORS AND FORWARD-LOOKING STATEMENTS
     The Company recognizes that the previous paragraphs contain forward-looking statements relating to the Company's future activities, including development and commercialization of the company's CaverMap(R) Surgical Aid and Symmetra(TM) I-125 radioactive seeds, and future growth. These forward-looking statements are based largely on the Company's expectations and are subject to a number of risks and uncertainties beyond the Company's control. Actual results could differ materially from these forward-looking statements as the result of certain risks, including the risk that physicians will not use its products in significant numbers, the risk that physicians using its products will not develop into long-term users, the Company's ability to successfully reduce costs, the uncertainty of securing additional alliances, the uncertainty of manufacturing scale-up and general market acceptance of the Company's Symmetra(TM) I-125 radioactive seeds, and the CaverMap(R) Surgical Aid, as well as the Company's dependence on these products going forward, and the risk that the Company will not be able to successfully develop any new products. There can be no assurance that these risks would not have a material adverse effect on the Company. Other relevant risks are described in the Company's Annual Report on Form 10-K for the year ended December 31, 1999, under the headings "Forward-Looking Statements and Associated Risks" and "Risk Factors," and in the Company's Forms 10-Q for the periods ended March 31, 2000, June 30, 2000 and September 30, 2000 under the headings "Liquidity and Capital Resources" and "Forward-Looking Statements and Associated Risks", all of which are incorporated herein by reference.

CaverMap (R) Surgical Aid is a registered trademark of UroMed Corporation and Symmetra (TM) I-125 Seeds is a trademark of UroMed Corporation.